Freshworks Reports Second Quarter 2025 Results

San Mateo, Calif. – July 29, 2025 – Freshworks Inc. (Nasdaq: FRSH), the provider of people-first AI service software, today announced financial results for its second quarter ended June 30, 2025.

“Freshworks delivered another strong quarter, exceeding our previously provided financial estimates in Q2 with 18% year-over-year revenue growth to $204.7 million, a 29% operating cash flow margin, and 27% adjusted free cash flow margin,” said Dennis Woodside, Chief Executive Officer & President of Freshworks. “We believe our strong momentum through the first half of the year reflects that businesses are increasingly turning to Freshworks to reduce complexity. They want AI-powered employee and customer service solutions that are fast to implement, easy to use, and built to deliver results.”

Second Quarter 2025 Financial Summary Results

•Revenue: Total revenue was $204.7 million, representing growth of 18% compared to total revenue of $174.1 million in the second quarter of 2024, and 17% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(8.7) million, compared to $(43.8) million in the second quarter of 2024.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $44.8 million, compared to $13.1 million in the second quarter of 2024.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.01) based on 294.4 million weighted-average shares outstanding, compared to $(0.07) based on 299.8 million weighted-average shares outstanding in the second quarter of 2024.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.18 based on 297.3 million weighted-average shares outstanding, compared to $0.08 based on 302.5 million weighted-average shares outstanding in the second quarter of 2024.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $58.6 million, compared to $36.3 million in the second quarter of 2024.

•Adjusted Free Cash Flow: Adjusted free cash flow was $54.3 million, compared to $32.8 million in the second quarter of 2024.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $926.2 million as of June 30, 2025.

All financial numbers for 2025 include the results of our Device42 business. All financial numbers for second quarter 2024 include the results of our Device42 business for the period after the closing of the acquisition. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

Second Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 23,975, an increase of 10% year-over-year and 9% adjusting for constant currency.

•Net dollar retention rate was 106%, compared to 105% in the first quarter of 2025 and 106% in the second quarter of 2024. Adjusted for constant currency, net dollar retention rate was 104%, compared to 105% in the first quarter of 2025 and 106% in the second quarter of 2024.
•Welcomed and onboarded many new customers to the Freshworks community including AEP Energy, California Franchise Tax Board, Covington & Burling LLP, Manchester Metropolitan University, Reed, and Seagate Technology.
•Appointed Ian Tickle as Chief of Global Field Operations.
•Announced in June at Refresh Europe, the next generation of Freddy Agentic AI Platform, including the launch of Freddy AI Agent Studio—a no-code platform that simplifies the creation and deployment of autonomous AI agents, making it easier for businesses to scale customer support.
•Freddy AI Copilot and Freddy AI Agent products crossed $20M in combined annual recurring revenue.
•Launched Freshservice Journeys, a new AI-assisted capability within the IT and employee service management offering.
•Announced a multi-year partnership with McLaren Racing, joining as an Official Partner of the McLaren Formula 1 Team, who has also integrated Freshworks' ITSM solution, Freshservice.
•Freshworks will host its Investor Day 2025 on September 11, at 8:30 a.m. Pacific Time in San Francisco.

Financial Outlook

We are providing estimates for the third quarter and raising our guidance for the full year 2025 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the third quarter and full year 2025, we currently expect the following results:

($ in millions, except per share data)	Third Quarter 2025	Full Year 2025
Revenue(1)	$207.0 - $210.0	$822.9 - $828.9
Year-over-year growth	11% - 12%	14% - 15%
Year-over-year growth (constant currency)	11% - 12%	14% - 16%

Non-GAAP income from operations(1)	$31.2 - $33.2	$153.0 - $157.0

Non-GAAP net income per share(2)	$0.12 - $0.14	$0.56 - $0.58

(1) Revenue and non-GAAP income from operations are based on exchange rates as of July 25, 2025 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 294.2 million and 296.9 million weighted-average shares outstanding for the third quarter and full year 2025, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our third quarter and full year 2025 estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter 2025 and 2024 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on July 29, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income attributable to common stockholders, adjusted free cash flow, operating cash flow margin ,and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q2 2024, the average exchange rates in effect for our major currencies were 1 USD to 1.08 EUR and 1 USD to 1.26 GBP), rather than the actual average exchange rates in effect during the current period (for Q2 2025, the average exchange rates in effect for our major currencies were 1 USD to 1.13 EUR and 1 USD to 1.34 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring plan initiated in November 2024, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. We exclude the income tax effect of the above adjustments and income tax effect associated with acquisitions from our non-GAAP financial measures. We exclude these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software, and add restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of the contract. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q2 2024, the period end exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.26 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q2 2025, the period end exchange rates in effect for our major currencies were 1 USD to 1.17 EUR and 1 USD to 1.37 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the third quarter and full year 2025, our financial outlook, the value of our products to customers, the timing and amount of future repurchases of our Class A common stock, and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc. (NASDAQ: FRSH) provides people-first AI service software that organizations use to deliver exceptional customer and employee experiences. More than 74,000 companies, including American Express, Bridgestone, Databricks, Fila, Nucor, and Sony choose Freshworks’ uncomplicated solutions to increase efficiency and loyalty. For the latest company news and customer stories, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2025 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Brian Lan
IR@freshworks.com

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$204,678	$174,131	$400,951	$339,274
Cost of revenue(1)	31,142	28,175	61,020	54,065
Gross profit	173,536	145,956	339,931	285,209
Operating expense:
Research and development(1)	39,943	40,993	79,944	75,677
Sales and marketing(1)	95,223	104,248	184,381	198,890
General and administrative(1)	47,026	44,502	94,273	86,596
Restructuring charges	—	—	405	—
Total operating expenses	182,192	189,743	359,003	361,163
Loss from operations	(8,656)	(43,787)	(19,072)	(75,954)
Interest and other income, net	12,547	13,247	25,516	26,042
Income (loss) before income taxes	3,891	(30,540)	6,444	(49,912)
Provision for (benefit from) income taxes	5,630	(10,356)	9,487	(6,403)
Net loss	(1,739)	(20,184)	(3,043)	(43,509)
Net loss per share - basic and diluted	$(0.01)	$(0.07)	$(0.01)	$(0.15)
Weighted average shares used in computing net loss per share - basic and diluted	294,435	299,805	297,839	298,836

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$1,437	$1,682	$2,955	$3,203
Research and development	8,618	10,355	17,831	19,021
Sales and marketing	11,819	18,376	25,228	35,677
General and administrative	27,406	24,726	54,930	49,680
Total stock-based compensation expense, net of amounts capitalized	$49,280	$55,139	$100,944	$107,581

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$485,970	$620,315
Marketable securities	440,226	449,750
Accounts receivable, net	115,864	122,910
Deferred contract acquisition costs	27,508	26,106
Prepaid expenses and other current assets	66,942	46,346
Total current assets	1,136,510	1,265,427
Property and equipment, net	30,894	25,893
Operating lease right-of-use assets	32,358	36,891
Deferred contract acquisition costs, noncurrent	24,459	22,534
Goodwill	146,676	147,014
Intangible assets, net	83,818	90,840
Deferred tax assets	8,980	8,499
Other assets	17,131	14,786
Total assets	$1,480,826	$1,611,884
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,899	$1,619
Accrued liabilities	86,714	81,933
Deferred revenue	339,210	323,435
Income tax payable	1,796	728
Total current liabilities	432,619	407,715
Operating lease liabilities, non-current	26,815	30,221
Other liabilities	36,750	36,027
Total liabilities	496,184	473,963
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,723,457	4,874,133
Accumulated other comprehensive income (loss)	102	(338)
Accumulated deficit	(3,738,920)	(3,735,877)
Total stockholders' equity	984,642	1,137,921
Total liabilities and stockholders' equity	$1,480,826	$1,611,884

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net loss	$(1,739)	$(20,184)	$(3,043)	$(43,509)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,281	3,746	12,641	6,713
Amortization of deferred contract acquisition costs	7,848	6,886	15,431	13,538
Non-cash lease expense	2,320	2,419	4,623	4,399
Stock-based compensation	49,280	55,139	100,944	107,581
Discount amortization on marketable securities	(1,793)	(4,098)	(3,694)	(8,721)
Deferred income taxes	—	(14,278)	(459)	(13,801)
Other	487	(145)	470	(231)
Changes in operating assets and liabilities:
Accounts receivable	(3,613)	(7,902)	6,981	4,948
Deferred contract acquisition costs	(10,054)	(9,830)	(18,758)	(16,902)
Prepaid expenses and other assets	(7,372)	(567)	(22,689)	(7,176)
Accounts payable	2,754	7,949	3,280	5,981
Accrued and other liabilities	8,309	8,628	7,813	8,873
Deferred revenue	8,390	7,711	15,439	17,219
Operating lease liabilities	(2,507)	862	(2,415)	(1,957)
Net cash provided by operating activities	58,591	36,336	116,564	76,955
Cash Flows from Investing Activities:
Purchases of property and equipment	(380)	(2,315)	(1,676)	(3,054)
Proceeds from sale of property and equipment	2	22	40	63
Capitalized internal-use software	(4,676)	(1,199)	(7,448)	(2,406)
Purchases of marketable securities	(225,273)	(174,302)	(347,206)	(393,183)
Maturities and redemptions of marketable securities	187,485	208,975	359,679	391,990
Business combination, net of cash acquired	—	(213,905)	—	(213,905)
Net cash provided by (used in) investing activities	(42,842)	(182,724)	3,389	(220,495)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	3,307	3,630	3,307	3,630
Proceeds from exercise of stock options	14	26	62	36
Payment of withholding taxes on net share settlement of equity awards	(13,749)	(15,020)	(30,460)	(37,984)
Repurchase of common stock	(113,586)	—	(227,196)	—
Net cash used in financing activities	(124,014)	(11,364)	(254,287)	(34,318)
Net decrease in cash, cash equivalents and restricted cash	(108,265)	(157,752)	(134,334)	(177,858)
Cash, cash equivalents and restricted cash, beginning of period	594,336	468,110	620,405	488,216
Cash, cash equivalents and restricted cash, end of period	$486,071	$310,358	$486,071	$310,358

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,
	2025	2024	Growth Rates
Revenue
GAAP revenue	$204,678	$174,131	18%
Effects of foreign currency rate fluctuations	(579)
Revenue adjusted for constant currency	$204,099	$174,131	17%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin:
GAAP gross profit	$173,536	$145,956	$339,931	$285,209
Non-GAAP adjustments:
Stock-based compensation expense	1,437	1,682	2,955	3,203
Employer payroll taxes on employee stock transactions	30	26	57	90
Amortization of acquired intangibles	1,275	350	2,536	350
Non-GAAP gross profit	$176,278	$148,014	$345,479	$288,852
GAAP gross margin	84.8%	83.8%	84.8%	84.1%
Non-GAAP gross margin	86.1%	85.0%	86.2%	85.1%

Reconciliation of operating expenses:
GAAP research and development	$39,943	$40,993	$79,944	$75,677
Non-GAAP adjustments:
Stock-based compensation expense	(8,618)	(10,355)	(17,831)	(19,021)
Employer payroll taxes on employee stock transactions	(57)	(56)	(209)	(224)
Non-GAAP research and development	$31,268	$30,582	$61,904	$56,432
GAAP research and development as percentage of revenue	19.5%	23.5%	19.9%	22.3%
Non-GAAP research and development as percentage of revenue	15.3%	17.6%	15.4%	16.6%

GAAP sales and marketing	$95,223	$104,248	$184,381	$198,890
Non-GAAP adjustments:
Stock-based compensation expense	(11,819)	(18,376)	(25,228)	(35,677)
Employer payroll taxes on employee stock transactions	(372)	(518)	(934)	(1,350)
Amortization of acquired intangibles	(2,233)	(626)	(4,486)	(626)
Non-GAAP sales and marketing	$80,799	$84,728	$153,733	$161,237
GAAP sales and marketing as percentage of revenue	46.5%	59.9%	46.0%	58.6%
Non-GAAP sales and marketing as percentage of revenue	39.5%	48.7%	38.3%	47.5%

GAAP general and administrative	$47,026	$44,502	$94,273	$86,596
Non-GAAP adjustments:
Stock-based compensation expense	(27,406)	(24,726)	(54,930)	(49,680)
Employer payroll taxes on employee stock transactions	(243)	(185)	(701)	(602)
Non-GAAP general and administrative	$19,377	$19,591	$38,642	$36,314

GAAP general and administrative as percentage of revenue	23.0%	25.6%	23.5%	25.5%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP general and administrative as percentage of revenue	9.5%	11.3%	9.6%	10.7%
Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(8,656)	$(43,787)	$(19,072)	$(75,954)
Non-GAAP adjustments:
Stock-based compensation expense	49,280	55,139	100,944	107,581
Employer payroll taxes on employee stock transactions	702	785	1,901	2,266
Amortization of acquired intangibles	3,508	976	7,022	976
Restructuring charges	—	—	405	—
Non-GAAP income from operations	$44,834	$13,113	$91,200	$34,869
GAAP operating margin	(4.2)%	(25.1)%	(4.8)%	(22.4)%
Non-GAAP operating margin	21.9%	7.5%	22.7%	10.3%

Reconciliation of net loss:
GAAP net loss	$(1,739)	$(20,184)	$(3,043)	$(43,509)
Non-GAAP adjustments:
Stock-based compensation expense	49,280	55,139	100,944	107,581
Employer payroll taxes on employee stock transactions	702	785	1,901	2,266
Amortization of acquired intangibles	3,508	976	7,022	976
Restructuring charges	—	—	405	—
Income tax adjustments	782	(13,729)	1,192	(13,380)
Non-GAAP net income	$52,533	$22,987	$108,421	$53,934

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.01)	$(0.07)	$(0.01)	$(0.15)
Non-GAAP adjustments:
Stock-based compensation expense	0.17	0.18	0.34	0.36
Employer payroll taxes on employee stock transactions	0.01	—	0.01	0.01
Amortization of acquired intangibles	0.01	0.01	0.02	—
Income tax adjustments	—	(0.04)	—	(0.04)
Non-GAAP net income per share - diluted	$0.18	$0.08	$0.36	$0.18
Weighted-average shares used in computing GAAP net loss per share - diluted	294,435	299,805	297,839	298,836
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	297,255	302,454	301,912	303,842

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Computation of adjusted free cash flow:
Net cash provided by operating activities	$58,591	$36,336	$116,564	$76,955
Less:
Purchases of property and equipment	(380)	(2,315)	(1,676)	(3,054)
Capitalized internal-use software	(4,676)	(1,199)	(7,448)	(2,406)
Add:
Restructuring costs paid	728	—	2,221	—
Adjusted free cash flow	$54,263	$32,822	$109,661	$71,495
Operating cash flow margin	28.6%	20.9%	29.1%	22.7%
Adjusted free cash flow margin	26.5%	18.8%	27.4%	21.1%
Net cash provided by (used in) investing activities	$(42,842)	$(182,724)	$3,389	$(220,495)
Net cash used in financing activities	$(124,014)	$(11,364)	$(254,287)	$(34,318)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended June 30, 2025 and 2024, potentially dilutive shares of 2.8 million and 2.6 million shares, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share. For the six months ended June 30, 2025 and 2024, potentially dilutive shares of 4.1 million and 5.0 million shares were included in the weighted average shares used in computing non-GAAP net income per share.